EXHIBIT 5.0
                     [LETTERHEAD OF GREENBERG TRAURIG, P.A.]



October 9, 1998

Catheter Technology Group, Inc.
3 Commerce Boulevard
Palm Coast, Florida  32164

      Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

      We have examined: (i) the Agreement and Plan of Reorganization dated as of January 20, 1998, as amended by a First Amendment to Agreement and Plan of Reorganization, dated as of May 5, 1998, a Second Amendment to Agreement and Plan of Reorganization, dated as of August 7, 1998, and a Third Amendment to Agreement and Plan of Reorganization, dated as of September 4, 1998 (collectively, the "Merger Agreement"), among Electro-Catheter Corporation, a New Jersey corporation, Cardiac Control Systems, Inc., a Delaware corporation ("Cardiac"), and CCS Subsidiary, Inc., a New Jersey corporation; (ii) the Agreement of Merger and Plan of Reorganization, dated as of September 23, 1998 among Cardiac, CTG and CTG Merger Sub, a direct, wholly-owned subsidiary of CTG;
(iii) the registration statement on Form S-4 (the "Registration Statement") filed by Catheter Technology Group, Inc. ("CTG"), a direct, wholly-owned subsidiary of Cardiac, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (iv) the public offering prospectus (the "Prospectus"), relating to the issuance by CTG of up to 3,926,817 shares of common stock, par value $.10 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus; (v) CTG's Certificate of Incorporation and Bylaws; and (vi) records of CTG's corporate proceedings relative to its organization and to the issuance of the Common Stock.

      We have examined originals, or copies identified to our satisfaction, of such corporate records of CTG and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by CTG.

      Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, when issued pursuant to the Merger Agreement as described in the Prospectus, legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, and all amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ GREENBERG TRAURIG, P.A.
                                       -----------------------
                                       GREENBERG TRAURIG, P.A.



                                  [LETTERHEAD]